CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-36004) of Public Storage, Inc., formerly Storage Equities, Inc., pertaining to the 1990 Stock Option Plan, the Registration Statement on Form S-8 (No. 33-55541) pertaining to the 1994 Stock Option Plan, the Registration Statement on Form S-8 (No. 333-13463) pertaining to the 1996 Stock Option and Incentive Plan, the Registration Statement on Form S-3 (No. 333-41123) and in the related prospectus and Registration Statement on Form S-4 (No. 33-64971) and in the related prospectus of our report dated February 10, 1999 (except for Note 10, as to which the report is dated March 10, 1999) with respect to the consolidated financial statements and schedule of Public Storage, Inc. included in the Annual Report (Form 10-K) for 1998 filed with the Securities and Exchange Commission.



                                                             ERNST & YOUNG L L P

March 30, 1999

Los Angeles, California

                                  Exhibit - 23